UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
July 13, 2021
Date of Report (date of earliest event reported)
XPEL, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38858	20-1117381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

618 W. Sunset Road	78216
San Antonio	Texas
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (210) 678-3700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XPEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) The Audit Committee (the “Committee”) of the Board of Directors of XPEL, Inc. ( “XPEL” or the “Company”) recently conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The Committee invited several international public accounting firms to participate in this process, including Baker Tilly US, LLP, or Baker Tilly, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020. As a result of this process, on July 13, 2021, the Committee approved the appointment of Deloitte & Touche LLP, or Deloitte, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. This action effectively dismissed Baker Tilly as the Company’s independent registered public accounting firm as of July 13, 2021.

The audit reports of Baker Tilly on the consolidated financial statements of XPEL and its subsidiaries as of and for the years ended December 31, 2020 and December 31, 2019 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2020 and December 31, 2019 and through the date of this Current Report, there were: (i) no disagreements between the Company and Baker Tilly on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Baker Tilly, would have caused Baker Tilly to make reference to the subject matter of the disagreement in their report on the Company’s financial statements for such year, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S‐K.

The Company has provided Baker Tilly a copy of the disclosures in this Form 8‐K and requested that Baker Tilly furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Baker Tilly agrees with the Company’s statements in this Item 4.01(a). A copy of such letter, dated July 13, 2021 is filed as Exhibit 16.1 to this Form 8-K.

The Audit Committee of the Board of Directors of the Company approved the change in the independent registered public accounting firm described herein.

(b) Effective on July 13, 2021, the Audit Committee of the Board of Directors of the Company approved the appointment of Deloitte & Touche LLP, or Deloitte, as its independent registered public accounting firm to audit the Company’s consolidated financial statements. During the two most recent fiscal years and through the date of this current report the Company had not consulted with Deloitte with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company’s financial statements and no written report or oral advice was provided to the Company by Deloitte that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

  Item 9.01. Financial Statements and Exhibits

    (d) Exhibits

The following exhibit is to be filed as part of this Form 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
16.1	Letter from Baker Tilly to the Securities Exchange Commission dated July 13, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPEL, Inc.

Dated: July 14, 2021	By: /s/ Barry R. Wood
Barry R. Wood
Senior Vice President and Chief Financial Officer